CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Pre-Effective Amendment to Registration Statement No. 333-259506 on Form S-3 of our report dated March 4, 2021, relating to the financial statements of Brighthouse Life Insurance Company of NY, appearing in the Annual Report on Form 10-K of Brighthouse Life Insurance Company of NY for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 2, 2021